Leonard  E. Neilson

A  PROFESSIONAL  CORPORATION

LEONARD  E.  NEILSON   1350  HAGEN  CIRCLE

     ATTORNEY  AT  LAWST. GEORGE,  UTAH  84790

TELEPHONE:  (801)  733-0800

E-MAIL:  LNEILSONLAW@AOL.COM

March 16, 2021

Defense Technologies International Corp.

2683 Via De La Valle, Suite G418

Del Mar, California 92014

Re:Defense Technologies International Corp.

Registration Statement on Form S-1

SEC File Number: 333-252128

Ladies and Gentlemen:

I have acted as special counsel to Defense Technologies International Corp., a Delaware corporation (the "Corporation"), in connection with its registration statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The registration statement relates to the registration of 15,000,000 shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock"), to be offered for resale by the selling securityholder identified in the registration statement.

This letter is being furnished at your request and in accordance with Item 601(b)(5) of Regulation S-K, promulgated under the Securities Act, for filing as Exhibit 5.1 to the above referenced registration statement.

In connection with the registration statement and, for the purpose of rendering this opinion, I have examined the Corporation's Articles of incorporation and amendments thereto, Bylaws and pertinent minutes and resolutions of the Corporation's Board of Directors. I have also examined such other documents, certificates, instruments, transaction documents and corporate records and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

I have been furnished with originals or copies of such corporate or other records of the Corporation. In addition, I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinion expressed herein. In my examination of the Corporation's corporate records, I have presumed, without independent investigation, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies thereof, the genuineness of all signatures and the veracity, accuracy and completeness of all records made available to me by the Corporation.

As to the question of facts material to this opinion letter, I have relied upon the representations and warranties, certificates of and conversations and correspondences with representatives of the Corporation.

My opinion is expressly limited to those matters set forth herein and I make no opinion, expressed or implied, as to any other matters relating to the Corporation or its securities.

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock being offered and sold pursuant to the registration statement are duly authorized, legally and validly issued, fully paid and non-assessable.

I express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of American, the laws of the State of Delaware and the Delaware General Corporation Law and all applicable provisions, including the statutory provisions and reported judicial decisions interpreting those laws.

I hereby consent to the filing of this opinion as an Exhibit to the registration statement and to the reference to my name in the Prospectus constituting a part thereof under the caption "Legal Matters." In giving this consent, I do not admit that I am within the category of persons whose consent is required under the Securities Act, including Section 7 thereof, or rules and regulations promulgated thereunder.

The undersigned hereby acknowledges that as of the date hereof, I am the beneficial owner of 193,000 shares of the Company’s common stock.

This opinion is furnished to you in connection with the filing of the registration statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Yours truly,

/s/ Leonard E. Neilson
LEONARD E. NEILSON, ATTORNEY AT LAW, P.C.